UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Commission File Number	Name of Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-9894	Alliant Energy Corporation (a Wisconsin corporation) 4902 N. Biltmore Lane Madison, Wisconsin 53718 Telephone (608) 458-3311	39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2014, the Compensation and Personnel Committee of the Board of Directors of Alliant Energy Corporation (the “Company”) approved an amendment to the Alliant Energy Defined Contribution Supplemental Retirement Plan (the “DC SRP”) for certain officers of the Company, including a named executive officer. The DC SRP was amended to provide full vesting of the DC SRP after 5 years of participation in the DC SRP provided the officer has reached age 55. The amendment is consistent with the vesting schedule of other defined contribution retirement plans. This amendment does not cause immediate vesting for any named executive officer. The amendment also includes a technical change clarifying the benchmark mutual fund used to determine the earnings credit for the DC SRP. The DC SRP was previously eliminated as an executive benefit for new executive officers. The foregoing description is qualified in its entirety by reference to the amendment to the DC SRP, which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1) Amendment to the Alliant Energy Defined Contribution Supplemental Retirement Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: March 12, 2014	By:	/s/ Thomas L. Hanson
Thomas L. Hanson Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to the Alliant Energy Defined Contribution Supplemental Retirement Plan

4